UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2021 (August 27, 2021)

TUATARA CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40049	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Third Avenue, 8th Floor New York, New York, 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 460-7522

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TCAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TCACW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TCACU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, our board of directors (the “Board”) appointed Michael Finkelman as a member of our board of directors, as a member of the compensation and nominating committees of the Board, and as chair of the audit committee of the Board.

Since 2006, Mr. Finkelman has been at Societe Generale as a Managing Director serving in various leadership roles within the Americas, starting with the founding and developing of the Leverage Finance business. In 2009, Mr. Finkelman assumed additional responsibility for the Telecom, Media and Technology banking activity and in 2018 was named head of the newly-created Investment Banking Division, encompassing Leverage Finance, Debt Capital Markets, Equity Capital Markets, M&A, and Acquisition Finance (includes corporate and ratings advisory). Mr. Finkelman is also Chairman of the Leverage Lending Committee, which has oversight responsibility for all leveraged lending in Societe Generale Americas, and is a member of the Executive Committee of the bank’s GLBA (Global Lending Banking Activity) Americas business. Prior to Societe Generale, Mr. Finkelman served as Managing Director within the Merchant Banking Group of BNP Paribas, having been a founding member of the activity when created in 1989 at BNP (the predecessor to BNP Paribas). Prior to BNP Paribas, Mr Finkelman worked within the Credit team, with a focus on leveraged financings, at Swiss Bank Corporation from 1986 to 1989 and before that, worked for MetLife Insurance Company as a Financial Analyst since 1985. Mr. Finkelman received his Bachelor of Science degree from SUNY at Albany in 1985 and his MBA from The Stern School of Business, New York University in 1991.

In connection with Mr. Finkelman’s appointment, TCAC Sponsor, LLC transferred 40,000 founder shares to Mr. Finkelman.

There are no family relationships between Mr. Finkelman and any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company. Other than as disclosed above, there are no trnasactions beteween the Company and Mr. Finkelman that are subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2021

TUATARA CAPITAL ACQUISITION CORPORATION

By:	/s/ Albert Foreman
Albert Foreman
Chief Executive Officer